UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2008

VistaPrint Limited

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51539

Bermuda	98-0417483
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton, Bermuda HM 12

(Address of principal executive offices, including zip code)

(441) 295-2244

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of VistaPrint Limited (the “Registrant”) approved the compensation arrangements for the Registrant’s executive officers for fiscal year 2009 described below.

Name	Title	Annualized Base Salary	Annualized Target Bonus (%)	Annualized Target Bonus ($)	Annualized Target Total Cash	Annualized Maximum Bonus	Annualized Maximum Total Cash
Robert Keane	President/CEO	$415,000	100%	$415,000	$830,000	$1,037,500	$1,452,500
Wendy Cebula	President, North American Business Unit	$375,000	60%	$225,000	$600,000	$562,500	$937,500
Anne Drapeau	EVP, Chief People Officer*	$250,000	60%	$150,000	$400,000	$375,000	$625,000
Harpreet Grewal	EVP, Chief Financial Officer (through 9/1/08)**	$280,000	67%	$170,000	$450,000	$425,000	$705,000
Janet Holian	President, European Business Unit	$375,000	60%	$225,000	$600,000	$562,500	$937,500
Michael Giannetto	Senior VP, Finance (through 9/1/08); EVP, Chief Financial Officer (commencing 9/2/08)**	$280,000	67%	$170,000	$450,000	$425,000	$705,000

*	Pursuant to the terms of the Transition Agreement dated as of April 3, 2008 among Ms. Drapeau, the Registrant, and VistaPrint USA, Incorporated, Ms. Drapeau is expected to remain employed by the Registrant through September 30, 2008, at which time she will no longer be entitled to any cash compensation.
**	Pursuant to the terms of the Transition Agreement dated as of May 13, 2008 among Mr. Grewal, the Registrant, and VistaPrint USA, Incorporated (the “Grewal Transition Agreement”), Mr. Grewal is expected to remain EVP, Chief Financial Officer of the Registrant until September 2, 2008, at which time he will immediately resign his position as Chief Financial Officer. His employment is expected to terminate as of October 2, 2008, at which time he is expected to commence a consulting relationship with the Registrant and receive certain severance payments as provided in the Grewal Transition Agreement. Beginning September 2, 2008, Mr. Giannetto is expected to replace Mr. Grewal as EVP, Chief Financial Officer and will become an executive officer of the Registrant. Mr. Giannetto will be entitled to the cash remuneration reflected in this table commencing July 1, 2008.

The foregoing compensation arrangements are effective July 1, 2008, the beginning of the Registrant’s 2009 fiscal year.

In addition, effective July 1, 2008, the Committee approved the Registrant’s Executive Officer Fiscal Year 2009 Bonus Plan (the “Bonus Plan”). The amounts reflected in the table above under “Annualized Target Bonus” and “Annualized Maximum Bonus” consist of bonuses payable pursuant to the Bonus Plan. An executive officer’s bonus pursuant to the Bonus Plan, if any, is determined based solely upon the Registrant’s performance against annual, and in the case of certain officers, quarterly, revenue and earnings per share targets as provided in the Bonus Plan. The preceding description of the Bonus Plan is qualified by the Bonus Plan, a copy of which is attached to this Current Report as Exhibit 10.1 and is incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1	Executive Officer Fiscal Year 2009 Bonus Plan.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VistaPrint Limited

Date: July 7, 2008	By:	/s/ Harpreet Grewal
Harpreet Grewal
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Executive Officer Fiscal Year 2009 Bonus Plan.